SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4484725
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Canal Pointe Blvd., Suite 108 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Ameri Holdings, Inc. (the “Registrant”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the sections entitled “Description of Capital Stock”, “Dividend Policy”, and “Shares Eligible for Future Sale” in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-220499) originally filed with the Securities and Exchange Commission (the “Commission”) on September 18, 2017, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates. In addition, any form of prospectus or prospectus supplement relating to the Registration Statement that includes such descriptions and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is also incorporated by reference herein.

The Company’s common stock to be registered hereunder has been approved for listing on The NASDAQ Stock Market LLC under the symbol “AMRH” and the Company’s warrants to purchase one share of its comon stock to be registered hereunder has been approved for listing on The NASDAQ Stock Market LLC under the symbol “AMRHW”.

ITEM 2. EXHIBITS.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERI Holdings, Inc.

Date: November 9, 2017	By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer